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                                                                   Exhibit 4(cc)

                       CO-INVESTMENT ADVISORY AGREEMENT
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          AGREEMENT made as of ________, 2001 among BlackRock Funds(SM), a
Massachusetts business trust (the "Fund"), BlackRock Advisors, Inc., a Delaware corporation, and BlackRock International, Ltd., a corporation registered in Scotland ("BIL") (collectively, the "Advisers").

          WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

          WHEREAS, the Fund desires to retain the Advisers to furnish investment advisory services to the Fund and each Adviser is willing to so furnish such services;

          NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.   Appointment.
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               a.   The Fund hereby appoints the Advisers to act as investment advisers to the Fund's Global Communications Portfolio (the "Portfolio") for the period and on the terms set forth in this Agreement. Each Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

               b. In the event that the Fund establishes one or more portfolios other than the Portfolio named above with respect to which it desires to retain the Advisers to act as investment advisers hereunder, the Fund shall notify each Adviser in writing. If each Adviser is willing to render such services under this Agreement, it shall notify the Fund in writing whereupon, subject to such approval as may be required pursuant to Paragraph 10 hereof, such portfolio shall become a "Portfolio" hereunder and shall be subject to the provisions of this Agreement to the same extent as the Portfolio named above in subparagraph (a) except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Advisers) are modified with respect to such portfolio in writing by the Fund and the Advisers at the time.

               c. BIL is a member of the Investment Management Regulatory Organization Limited ("IMRO") and is regulated in its conduct of Investment Business (as defined in IMRO's rules) by IMRO. Based on information provided to the Fund by BIL, the Fund will be categorized as a Non-Private Customer (as defined in IMRO's rules) of BIL.

          2.   Sub-Contractors.  It is understood that the Advisers may from
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time to time employ or associate with such person or persons as each Adviser may believe to be particularly fitted to assist it in the performance of this Agreement; provided, however, that the compensation
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of such person or persons shall be paid by such Adviser and that Adviser shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions. Such person or persons shall be employed pursuant to sub-advisory agreements agreeable to the Fund and approved in accordance with the provisions of the 1940 Act.

          3.   Delivery of Documents.  The Fund has furnished each Adviser with
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copies, properly certified or authenticated, of each of the following:

               a. Resolutions of the Fund's Board of Trustees authorizing the appointment of each Adviser as the Portfolio's adviser and approving this Agreement;

               b. The Fund's Declaration of Trust as filed with the State Secretary of the Commonwealth of Massachusetts and the Boston City Clerk on December 22, 1988;

               c.   The Fund's Amended and Restated Code of Regulations;

               d. The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on December 23, 1988;

               e. The Fund's Registration Statement on Form N-1A under the Securities Act of 1933 and the 1940 Act, as filed with the SEC on December 23, 1988, and all amendments thereto (the "Registration Statement"); and

               f. The Fund's most recent prospectuses for the Portfolio (such prospectuses together with the related statements of additional information, as currently in effect and all amendments and supplements thereto, are herein called "Prospectuses").

          The Fund will furnish each Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

          4.   Services.  Subject to the supervision of the Fund's Board of
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Trustees, each Adviser will (either directly or through the sub-advisers and other sub-contractors employed by it in accordance with Section 2 hereof) provide a continuous investment program for the Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolio. Each Adviser will (either directly or through the sub-advisers and other sub-contractors employed by it in accordance with Paragraph 2 hereof) determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolio and will place the daily orders for the purchase or sale of securities. Each Adviser will provide the services rendered by it under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in such Portfolio's Prospectus (as currently in effect and as it may be amended or supplemented from time to time) and the resolutions of the Fund's Board of Trustees. Each Adviser further agrees that it:

               a. will comply with all applicable rules and regulations of the SEC and will in addition conduct its activities under this Agreement in accordance with other applicable law;
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               b.   will place orders either directly with the issuer or with
any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, the Adviser may, subject to the approval of the Fund's Board of Trustees, select brokers on the basis of the research, statistical and pricing services they provide to the Portfolio and other clients of the Adviser or a sub-adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in terms of either the transaction or the overall responsibility of the Adviser and sub-advisers to the Portfolio and their other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long-term. In addition, the Adviser is authorized to take into account the sale of shares of the Fund in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, the sub-advisers or the Fund's distributor) in compliance with applicable law. In no instance, however, will the Portfolio's securities be purchased from or sold to the Adviser, the sub-advisers, the Fund's distributor or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

               c. will maintain books and records with respect to the Portfolio's securities transactions and will furnish the Fund's Board of Trustees such periodic and special reports as the Board may request;

               d. will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Adviser makes investment recommendations for the Portfolio, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Portfolio's account are customers of the commercial departments of its affiliates. In dealing with commercial customers of its affiliates, the Adviser and the sub-advisers will not inquire or take into consideration whether securities of those customers are held by the Fund; and

               e. will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, any of the Portfolio's and the Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.
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          5.   Services Not Exclusive.  Each Adviser's services hereunder are
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not deemed to be exclusive, and each Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

          Neither Adviser has the right, without prior notice to the Fund's Board of Trustees as may be required by applicable law, to effect transactions with or for the Portfolio in respect of which the Adviser has directly or indirectly a material interest (except for an interest arising solely from the mere participation of the Adviser as agent for the Portfolio) or a relationship of any description with another party which may involve a conflict with the Adviser's duty to the Fund.

          6.   Books and Records.  In compliance with the requirements of Rule
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31a-3 under the 1940 Act, each Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. Each Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          7.   Expenses.  During the term of this Agreement, each Adviser will
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pay all expenses incurred by it in connection with its activities under this
Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Portfolio.

          8.   Compensation.
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               a.   For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay the Advisers and the Advisers will accept as full compensation therefor a fee, computed daily and payable monthly, at the following annual rates: .80% of the first $1 billion of the Portfolio's average daily net assets, .75% of the next $1 billion of the Portfolio's average daily net assets, .725% of the next $1 billion of the Portfolio's average daily net assets and .70% of the average daily net assets of the Portfolio in excess of $3 billion, to be divided between the Advisers as they shall agree. Such fee as is attributable to the Portfolio shall be a separate charge to the Portfolio and shall be the several (and neither joint nor joint and several) obligation of the Portfolio.

               b. If in any fiscal year the aggregate expenses of the Portfolio (as defined under the securities regulations of any state having jurisdiction over the Fund) exceed the expense limitations of any such state, the Advisers will bear their share of the amount of such excess in proportion to the aggregate fees otherwise payable to them hereunder and to the Fund's co-administrators under their administration agreements with the Fund. The obligation of the Advisers to reimburse the Fund under this Paragraph 8(b) is limited in any fiscal year to the amount of its fees otherwise payable hereunder attributable to the Portfolio for such fiscal year, provided, however, that
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notwithstanding the foregoing, the Advisers shall reimburse the Fund for the full amount of their share of any such excess expenses regardless of the amount of fees otherwise payable to them during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Fund so require. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.
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          9.   Limitation of Liability.  Neither Adviser shall be liable for
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any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

          10.  Duration and Termination.  This Agreement will become effective
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as of the date hereof with respect to the Portfolio and, with respect to any additional Portfolio, on the date of receipt by the Fund of notice from each Adviser in accordance with Section 1(b) hereof that the Adviser is willing to serve as investment adviser with respect to such Portfolio, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to Section 1(b) hereof) shall have been approved in accordance with the requirements of the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect with respect to each such Portfolio until March 31, 2002. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the particular Portfolio for successive annual periods ending on March 31, provided such continuance is specifically approved at least annually
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(a) by vote of a majority of those members of the Fund's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio. Notwithstanding the foregoing, this Agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by the Fund (by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio), or by the Advisers on sixty days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms in the 1940 Act.)

          11.  Amendment of this Agreement.  No provision of this Agreement may
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be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

          12.  Release.  "BlackRock Funds" and "Trustees of BlackRock Funds"
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refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund. The obligations of "BlackRock Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Fund personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Fund must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Fund.
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          13.  Complaints.  All complaints regarding BIL's performance of its
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duties under this Agreement should in the first instance be made in writing to
Adviser's Compliance Officer at: 7 Castle Street, Edinburgh EH2 3AH Scotland, Fax No. 011-44-131-624-8151. In addition, the Fund has a right to complain directly to the IMRO appointed Investment Ombudsman.

          14.  Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and shall be governed by Delaware law.

          15.  Counterparts.  This Agreement may be executed in counterparts by
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the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                              BLACKROCK FUNDS



                              By:  ________________________
                                   Name:
                                   Title:



                              BLACKROCK INTERNATIONAL, LTD.


                              By:  ________________________
                                   Name:
                                   Title:



                              BLACKROCK ADVISORS, INC.


                              By:  ________________________
                                   Name:
                                   Title: